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                                                        Exhibit D

GRANITE STATE ENERGY, INC.
Kilowatt Hours Sold
For the Twelve Months ended September 30, 1996
(Unaudited, Subject to Adjustment)



CUSTOMER CLASS                                     KILOWATT HOURS




Residential                                             4,066,104
Commercial                                              1,836,475
                                                        ---------
Total                                                             5,902,579
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